EXHIBIT 99.1

PYRAMID OIL COMPANY CORRECTS THIRD-PARTY INFORMATION
 REGARDING OIL AND GAS RESERVES

BAKERSFIELD, Calif. - June 26, 2008 - Pyramid Oil Company (AMEX: PDO), today announced that as of January 1, 2008, the Company has estimated future net recoverable proved reserves (from both developed and undeveloped properties) of 806,000 barrels of crude oil, as was reported in the Company's Annual Report on Form 10-KSB with the Securities and Exchange Commission (SEC) on March 31, 2008, for the fiscal year ended December 31, 2007.

On June 25, 2008, it was brought to the Company's attention that certain websites have incorrectly reported that, as of January 1, 2008, Pyramid had proved crude oil reserves of 806 million barrels of oil. Pyramid Oil had no involvement in the dissemination of this incorrect information and advises investors and other persons to rely only on the information that is contained in the Company's Annual Report on Form 10-KSB, and its other filings with the SEC.

ABOUT PYRAMID OIL COMPANY

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.


SAFE HARBOR STATEMENT

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of wells.

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CONTACTS:
John H. Alexander
President and CEO
Pyramid Oil Company
661-325-1000

Geoff High
Principal
Pfeiffer High Investor Relations, Inc.
303-393-7044